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As filed with the Securities and Exchange Commission on April 27, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL ACCESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4186543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 S. Wacker Drive, Suite 600, Chicago, Illinois 60606, (312) 660-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott Fehlan, Esq.
General Counsel
Universal Access, Inc.
233 S. Wacker Drive, Suite 600, Chicago, Illinois 60606, (312) 660-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Scott D. Miller, Esq.
Sullivan & Cromwell 1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market and other conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities	(1)	(1)	(1)	N/A

Preferred Stock	(1)	(1)	(1)	N/A

Common Stock(2)	(1)	(1)	(1)	N/A

Depositary Shares	(1)(3)	(1)	(1)(3)	N/A

Warrants	(1)	(1)	(1)	N/A

Stock Purchase Contracts	(1)	(1)	(1)	N/A

Units	(1)	(1)	(1)	N/A

Total	$250,000,000	(1)	$250,000,000	$62,500 (4)

(1)
There are being registered hereunder such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock, such indeterminate number of shares of Common Stock, such indeterminate number of Depositary Shares, such indeterminate number of Warrants to purchase Common Stock, Debt Securities, Preferred Stock, Depositary Shares or Units, such indeterminate number of Stock Purchase Contracts and such indeterminate number of Units of the Registrant as shall have an aggregate initial offering price not to exceed $250,000,000. If any Debt Securities are issued and/or sold at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or exercise of any securities that provide for that issuance.
(2)
This Registration Statement also relates to rights to purchase shares of the Registrant's Series A Participating Preferred Stock (the "Rights"), which are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferable along with and only with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(3)
Subject to footnote (1), there are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.
(4)
Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION. DATED APRIL 27, 2001.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

$250,000,000
DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
UNITS

    Universal Access, Inc. from time to time may offer to sell debt securities, warrants and stock purchase contracts, either individually or in units, as well as preferred stock, either directly or represented by depositary shares. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants or pursuant to stock purchase contracts. The total amount of these securities will have an initial aggregate offering price of up to $250,000,000, or the equivalent amount in other currencies, currency units or composite currencies less the value of any shares of common stock offered and sold by certain selling stockholders under this prospectus.

    Certain selling stockholders listed in this prospectus and identified in supplements to this prospectus may offer and sell shares of common stock under this prospectus. We will not receive any of the proceeds from any sale of shares by the selling stockholders.

    This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

    See "Risk Factors" beginning on page 4 to read about factors you should consider before buying any of these securities.

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated  •  , 2001.

ABOUT THIS PROSPECTUS

    This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Certain selling stockholders referred to in this prospectus and identified in supplements to this prospectus may offer and sell shares of our common stock under this prospectus. We will not receive any of the proceeds from any sale of shares by the selling stockholders.

    This prospectus provides you with a general description of the securities we may offer. Each time we or a selling stockholder sells securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You May Find Additional Information".

    The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You May Find Additional Information".

    When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

    Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Universal Access", "we", "us", "our", or similar references mean Universal Access, Inc. together with its subsidiaries.

FORWARD-LOOKING STATEMENTS

    Certain statements made by us in this prospectus, any prospectus supplement and other documents filed with the Securities and Exchange Commission that are not historical facts, or are preceded by, followed by or include the words "believes", "expects", "anticipates", "estimates" or similar expressions, or that relate to future plans, events or performances are forward-looking statements within the meaning of the federal securities laws.

    When a forward-looking statement includes an underlying assumption, we caution that, while we believe the assumption to be reasonable and make it in good faith, assumed facts almost always vary from actual results, and the difference between assumed facts and actual results can be material. Where, in any forward-looking statement, we express an expectation or belief as to future results, there can be no assurance that the expectation or belief will result. Our actual results may differ materially from those expressed in any forward-looking statements made by us. Forward-looking statements involve a number of risks of uncertainties including, but not limited to, the risks described under the heading "Risk Factors" beginning on page 4 of this prospectus. Other risks are referred to from time to time in our periodic filings with the SEC. All forward-looking statements are qualified by and should be read in conjunction with those risk factors. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNIVERSAL ACCESS, INC.

    We are a provider of network infrastructure services and facilitate the buying and selling of capacity on communications networks. We facilitate the process through which users of communications circuits obtain circuits dedicated for their specific use from multiple vendors. We refer to this process as "provisioning a circuit". We also facilitate the installation and servicing of these dedicated circuits. Our clients are communications service providers, such as telecommunications service providers, internet service providers and application service providers, who buy capacity on communications circuits for use by their customers. We obtain the communications capacity from many different transport suppliers, who own the communications infrastructure over which information is transmitted.

    Through our services, we allow our clients to outsource the work of obtaining, installing and provisioning their communications infrastructure within a fragmented network services market. Our solution provides significant time, effort and cost savings to our clients who would otherwise be forced to independently analyze the capacity, availability and pricing of circuits from multiple vendors to construct and maintain circuits. As an independent intermediary, we have been able to collect network information from multiple transport suppliers in our Universal Information Exchange (UIX) databases, which include several proprietary, interconnected databases containing pricing, capacity, availability, location and interconnection information from over 75 transport suppliers. Using this information, we efficiently and cost effectively provide our clients circuit solutions across multiple, geographically dispersed vendor networks.

    We also maintain a network management service organization through which we provide a single point of contact for 24-hour-a-day, seven-day-a-week network monitoring, maintenance and restoration across multiple vendor networks. Our organization interfaces with the network management organizations of our transport suppliers, which enables us to identify and isolate circuit outages and facilitate their restoration throughout each segment of dedicated circuits. Without these network management services a client would have to contact multiple vendors to determine the source of a circuit outage and to restore the circuit.

    Our Universal Transport Exchange (UTX) facilities are physical sites where transport capacity suppliers and our clients lease space to locate communications equipment and interconnect with the networks of transport suppliers. Our UTX facilities enable our clients to more easily extend the geographic reach of their networks by using a cross connect circuit connection within our UTX facility rather than a local loop connection. With access to a greater number of circuit routes, our clients are better positioned to offer a broader range of options to their customers. This approach directly supports our primary business of providing circuit access. We expect that our UTX facilities will increase our ability to provision circuits and will thereby increase circuit access revenues and related profit margins.

    To date, we have derived substantially all of our revenues from providing ongoing, dedicated circuit access, generating our first revenues from this source in the quarter ended December 31, 1997.

    We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 233 S. Wacker Drive, Suite 600, Chicago, Illinois 60606; and our telephone number is: (312) 660-5000.

RISK FACTORS

    In addition to the factors discussed elsewhere in this prospectus and in the documents incorporated by reference in this prospectus as well as any factors included in any prospectus supplement relevant to an offering of specific securities, the following are important factors which could cause actual results or events to differ materially from those contained in any forward-looking statements we make.

    The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

We have incurred substantial losses since our inception, and if we fail to increase our revenues, we will be unable to achieve and maintain profitability.

    We have incurred significant losses since inception and expect to continue to incur losses in the future. As of March 31, 2001, we had an accumulated deficit of $83.4 million. Our revenues have grown from $14.3 million in the year ended December 31, 1999 to $51.1 million in the year ended December 31, 2000 and our revenues of $25.7 million for the first quarter of 2001 were 252% higher than for the same period in 2000. We cannot be certain that our revenues will continue to grow, or that we will achieve sufficient revenues to achieve profitability. We expect to continue to incur increasing expenses in order to:

  •
  expand our activities to further develop our business model and to increase market acceptance;

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  expand and enhance our UIX databases; and

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  build out our UTX facilities.

    As a result, we will need to generate significantly higher revenues to achieve and maintain profitability. If we fail to generate higher revenues, we may continue to incur operating losses and net losses.

Our limited operating history makes forecasting difficult.

    We have a limited operating history and, therefore, limited meaningful historical financial data upon which to base our planned operating expenses. Specifically, our UTX business model is relatively new, and we have not operated our UIX databases in conjunction with our UTX facilities long enough to accurately predict trends in our business. Moreover, we have not built out enough UTX facilities to be able to test whether our strategy to utilize these facilities will work. Accordingly, we are subject to all of the risks that are associated with companies in an emerging industry and in an early stage of development, including:

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  undercapitalization;

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  cash shortages;

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  the unproven nature of our business model;

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  the new and unproven nature of the market for our services;

  •
  the need to make significant expenditures and incur significant expenses as we develop our business, infrastructure and operations;

  •
  the lack of sufficient clients and revenues to sustain our operations and growth without additional financing;

  •
  difficulties in managing growth; and

  •
  limited experience in providing some of the services that we offer or plan to offer.

    For example, from time to time we enter into long-term agreements with communications transport suppliers for the supply and installation of communications network capacity. These agreements generally provide for monthly minimum revenue commitments from us, which we must negotiate based on forecasts of our future network capacity requirements. As of March 31, 2001, we were party to contracts that will impose minimum purchase commitments that we anticipate will total approximately $4.1 million per month by December 2001. If we fail to forecast our network capacity requirements accurately or fail to accurately forecast other aspects of our business, it will be difficult for us to become profitable.

We have an unproven business model, and we cannot be sure that clients will widely accept our services.

    Our business strategy is unproven. To be successful, we must convince prospective clients to entrust their network capacity data and transport requirements to a company without a long and proven track record. We are not aware of any companies that have a directly comparable business, and we cannot be sure that clients will widely accept our services.

    Our ability to expand our client base may be limited by the following factors:

  •
  the speed, reliability and cost effectiveness of our services;

  •
  the willingness of clients to outsource the obtaining of circuits;

  •
  our ability to market our services effectively; and

  •
  the growth of the Internet.

    We may not be able to execute our business model if the markets for our services fail to develop or grow more slowly than anticipated, if competitors enter the market or if we are unable to expand our client base.

Our ability to implement and maintain our UIX databases is unproven. If we cannot increase the scope and accuracy of these databases as planned, our ability to cost-effectively facilitate the obtaining of circuits for our clients will be at risk.

    To be successful, we must increase and update information about pricing, capacity, availability and location of circuits contained in our databases. Our ability to cost effectively facilitate the supplying of circuits and to provide ongoing dedicated line circuit access depends upon the information we collect from our transport suppliers regarding their networks, which we include in our UIX databases. Our suppliers are not obligated to provide us with this information and could decide to stop providing this information to us at any time. Moreover, we cannot be certain that the information that our suppliers share with us is completely accurate or current. If we cannot continue to maintain and expand our UIX databases as planned, we may be unable to increase our revenues or to cost-effectively facilitate the supplying of the circuits, and we may never achieve profitability.

The market for our UTX services is new and unproven, and we have limited experience providing our UTX services.

    The market for our UTX services is new and unproven. Our ability to generate revenues will suffer if the market for these services fails to develop, or develops more slowly than we expect. The growth of this market depends on several uncertain events or occurrences including:

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  our ability to remain a neutral intermediary between transport suppliers and the willingness of these suppliers to install their equipment in our UTX facilities;

  •
  our ability to successfully and cost-effectively market our services to a sufficiently large number of clients; and

  •
  the increased need for high speed communications network services.

    To date, we have derived substantially all of our revenues from providing on-going circuit access, and we have only limited experience providing our UTX services. At March 31, 2001, we had operational UTX facilities in Atlanta, Chicago, Dallas, Los Angeles, Miami, New York City (3 locations), Phoenix, Portland, San Francisco, Santa Clara, Seattle, Washington D.C., and Vienna, Virginia.

    However, clients may terminate their UTX contracts at any time, and our ability to generate revenues will suffer if we fail to maintain our existing clients and to attract new clients for our UTX services.

    One of our key strategies is to expand our business by opening additional UTX facilities in geographically diverse locations. In addition to our fifteen operational UTX facilities, we expect to construct sixteen additional smaller UTX facilities in the United States during 2001, for a total of 31 completed UTX sites. Construction of UTX facilities is expensive and time-consuming and will cause a significant strain on the capital resources and operation of our business. If we are unable to generate sufficient cash flows or raise sufficient funds, we may have to delay or abandon some or all of our development and expansion plans. A delay in the expansion of our UTX facilities may make it more difficult for us to respond to competitive pressures and establish our presence in the market.

    It usually takes us at least six months to select an appropriate location for a new UTX facility, construct the facility, install equipment and communications network infrastructure and hire operations and sales personnel. We must incur these costs before we have clients who purchase our services to be delivered from the UTX facilities. If the demand does not develop as we anticipate, we will have fixed costs without corresponding revenue and our business will be harmed.

    Our ability to open UTX facilities is subject to a number of risks, including the following:

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  the availability of appropriate space for these facilities on reasonable terms;

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  competition for limited space in desirable locations from large, well-capitalized companies that may be more attractive tenants for potential landlords;

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  construction delays;

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  cost overruns;

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  equipment and material delays; and

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  inability to obtain necessary permits on a timely basis.

    In addition, our costs will increase as we continue to open UTX facilities. These increased costs include:

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  leasing additional real estate;

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  expenses associated with hiring, training and managing new employees;

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  purchasing new equipment;

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  implementing power and redundancy systems;

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  implementing multiple communications connections; and

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  depreciation expense.

    An inability to establish additional UTX facilities as planned, to effectively manage our expansion or to attract sufficient clients to our UTX facilities would harm our ability to generate revenues.

If we cannot successfully aggregate circuits, this could limit our ability to increase our margins.

    We plan to actively manage circuits through our UTX facilities to deliver circuits to customers more quickly and to increase margins. We plan to achieve this by physically aggregating circuits on the same route. In order to physically aggregate circuits, we plan to deploy optical switches that would allow circuits to be optically switched between networks. However, we have not tested optical switches in our UTX facilities, and we cannot be sure that this equipment will function as expected. We may also face delays in installing optical switches. In addition, we cannot be sure that there will be enough circuits on routes between existing UTX facilities to allow us to cost-effectively aggregate these circuits. If we cannot successfully deploy optical switches or physically aggregate circuits, this could limit our ability to increase our margins.

If we cannot successfully operate our network operations center, we will be unable to provide monitoring, maintenance and restoration services to our clients.

    One of our primary business objectives is to provide our clients with network monitoring, maintenance and restoration services 24 hours a day, seven days a week through a network operations center. We recently began operating a network operations facility, however, we have only limited experience implementing services of this type. As a consequence, we cannot be sure that our efforts to provide these services will be successful. Our ability to implement this strategy will depend on many factors, including our ability to train, manage and retain employees.

    If we fail to successfully operate a network operations center, we may not be able to monitor network operations effectively or troubleshoot circuits in a cost-effective manner, which would cause us to lose clients and make it difficult for us to attract new clients.

Although we plan to continue expanding international operations, we have limited experience operating internationally.

    An important component of our strategy is to expand into international markets, such as Europe, Asia and South America, and we recently opened offices in London, England, and Amsterdam, the Netherlands. However, we have limited experience operating internationally. The risks inherent in conducting our business internationally include:

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  unexpected changes in regulatory requirements and trade barriers;

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  unexpected changes in national and international (including European Union and World Trade Organization) regulatory requirements and trade barriers;

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  challenges in staffing and managing foreign operations;

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  differences in technology standards;

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  employment laws and practices in foreign countries;

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  longer payment cycles and problems in collecting accounts receivable;

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  inability to obtain access to transport capacity;

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  political instability;

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  fluctuations in currency exchange rates and imposition of currency exchange controls; and

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  potentially adverse tax consequences.

    In addition, in order to expand internationally, we may enter into joint ventures or outsourcing agreements with third parties, acquire complementary businesses or operations, or establish and maintain new operations outside of the United States. We may not control or manage some or all of these operations. As a result, we may be required to depend on third parties for the management of these international operations. If these foreign operations are not successful, they could significantly damage our reputation, which would harm our ability to attract new clients and retain existing clients.

Competition in our industry is intense and growing, and we may be unable to compete effectively.

    The market for the services we provide is highly fragmented. In addition, the market in which we operate is new, rapidly evolving and highly competitive. We believe that at this time no single competitor competes directly with us with respect to all of the services we offer; however, we currently or potentially compete with a variety of companies, including some of our transport suppliers, with respect to our products and services individually, including:

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  national and local carriers, such as AT&T, Broadwing, Qwest, Sprint, WorldCom and Williams Communications;

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  companies that provide collocation facilities, such as AboveNet Communications (MFN), AT&T, Colo.com, Equinix, Exodus Communications, Global Center, and Layer One

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  companies that engage in "bandwidth trading", resale, and arbitrage of circuit connectivity such as Arbinet, Bandwidth.com, Enron, and RateExchange;

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  competitive access providers, such as AT&T, ELI, ICG Communications, WorldCom, XO Communications, FiberNet, Pathnet, and Telseon; and

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  incumbent local exchange carriers, such as Verizon, BellSouth and SBC Communications.

    We expect to face additional competition from new market entrants in the future as there are few substantial barriers to entry in our market. Significant new competitors could arise from increased consolidation and strategic alliances in the telecommunications industry. Other new entrants could enter the market with a business model similar to ours. Our target markets may support only a limited number of competitors. Operations in such markets with multiple competitive providers may be unprofitable for one or more of such providers. Prices in both the long distance business and the data transmission business have declined significantly in recent years and are expected to continue to decline.

    Moreover, while recent regulatory initiatives allow carriers such as us to interconnect with incumbent local exchange carrier facilities and to obtain unbundled network elements from incumbent local exchange carriers, certain initiatives also provide increased pricing flexibility for, and relaxation of regulatory oversight of, the incumbent local exchange carrier. This may present incumbent local exchange carriers with an opportunity to subsidize services that compete with our services with revenues generated from non-competitive services. This would allow incumbent local exchange carriers to offer competitive services at lower prices. Existing laws also restrict the regional Bell operating companies from fully competing with us in the market for interstate and international long distance telecommunications services, but also permit the Federal Communications Commission, the FCC, to lessen or remove some restrictions. If FCC decisions under existing law, or future amendments to Federal telecommunications laws, permit the regional Bell operating companies to compete fully with us in this market, our revenues from these services could be reduced if these companies are able to attract a substantial portion of our customers.

    We must distinguish ourselves through the quality of our client service, our service offerings and brand name recognition. We may not be successful in doing this.

    Many of our potential competitors have certain advantages over us, including:

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  substantially greater financial, technical, marketing and other resources, including brand or corporate name recognition;

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  larger customer bases;

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  longer operating histories; and

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  more established relationships in the industry.

    Our competitors may be able to use these advantages to:

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  expand their offerings more quickly;

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  adapt to new or emerging technologies and changes in customer requirements more quickly;

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  take advantage of acquisitions and other opportunities more readily;

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  enter into strategic relationships to rapidly grow the reach of their networks and capacity;

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  devote greater resources to the marketing and sale of their services; and

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  adopt more aggressive pricing and incentive policies, which could drive down margins.

    If we are unable to compete successfully against our current and future competitors, our gross margins could decline and we could lose market share, either of which could materially and adversely affect our business.

If we have difficulties or delays in delivering circuits to our clients, our ability to generate revenue will suffer and we may lose existing and potential new clients.

    It typically takes 30 to 90 days to supply a circuit for a client, and we do not begin to recognize revenue until a circuit has been installed and accepted by the client. Once we agree to facilitate the supply of a circuit for a client, we negotiate with one or more transport suppliers and manage the personnel and field technicians of multiple vendors. A client can withdraw its order with minimal liability at any time before accepting the circuit. We may experience difficulties in facilitating the supply of circuits if our transport suppliers run out of capacity, forcing us to look for alternative sources of capacity on short notice. If we are unable to facilitate the supply of a circuit in a timely manner or fail to obtain client acceptance of the circuit, we will be unable to recognize access revenues for that circuit, and our operating results would be adversely affected. Furthermore, since our clients may cancel orders at any time before accepting the circuit, we may find it difficult to forecast revenue and plan our expenses accordingly.

The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

    Our revenues and operating results will vary significantly from quarter to quarter due to a number of factors, many of which we cannot control and any of which may cause our stock price to fluctuate. These factors include the following:

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  uncertainty regarding timing for supplying circuits or failure to obtain client acceptance of circuits;

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  timing of the completion of new UTX facilities;

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  costs related to acquisitions of technology or businesses;

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  decisions by existing clients not to renew services on a timely basis when existing client contracts terminate;

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  the amount of unused circuit capacity that we hold;

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  general economic conditions as well as those specific to the Internet and related industries;

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  Internet growth and demand for Internet infrastructure; and

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  labor issues with our suppliers.

    In addition, we depend on decisions by our clients to expand their Internet infrastructure, which in turn depend upon the success and expected demand for the services these clients offer.

    We expect our operating expenses to increase significantly in future periods. Our operating expenses are largely based on anticipated revenue trends, and a high percentage of our expenses are, and will continue to be, fixed in the short term due in large part to our construction of our UTX facilities. As a result, fluctuations in our revenue for the reasons set forth above, or for any other reason, could cause significant variations in our operating results from quarter to quarter and could result in substantial operating losses.

    Because of these factors, we believe that quarter-to-quarter comparisons of our operating results are not, and will not be, a good indication of our future performance. It is likely that, in some future quarters, our operating results may not meet the expectations of public market analysts and investors. In that event, the price of our common stock may fall.

Our facilities and the networks on which we depend may fail, which would interrupt the circuit access we provide and make it difficult for us to retain and attract clients.

    Our clients depend on our ability to provide ongoing dedicated circuit access. The operation of these circuits depends on the networks of third party transport suppliers, such as MCI WorldCom or Williams Communications. The networks of transport suppliers and clients who may use our UTX facilities may be interrupted by failures in or damage to these facilities. Our facilities and the ongoing circuit access we provide may be interrupted as a result of various events, many of which we cannot control, including:

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  fire;

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  human error;

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  earthquakes, floods and other natural disasters;

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  train derailments or similar disasters along communications rights-of-way;

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  power loss;

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  telecommunications failures; or

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  sabotage or vandalism.

    We may be subject to legal claims and be liable for losses suffered by our clients for disruptions to circuits or damage to client equipment resulting from failures at our facilities or on the networks of third party providers. In addition, we may be subject to legal claims and be liable for losses suffered by clients and carriers who use our UTX facilities. Our contracts with our clients and with carriers who use our UTX facilities attempt to eliminate our liability for consequential or punitive damages and for damage to client equipment not caused by our gross negligence or willful acts. However, those provisions may not protect us from being held liable for those damages. We generally provide outage credits to our clients if circuit disruptions occur. If our circuit failure rate is high, we may incur significant expenses related to circuit outage credits, which would reduce our revenues. We would also incur significant expenses in investigating and addressing the causes of such circuit failures, which would divert resources from the expansion of our services and cause our business to suffer. Clients may seek to terminate their contracts with us if there is a circuit failure. In addition, if our circuit failure rate is high, our reputation could be harmed, which would make it difficult for us to retain and attract clients.

We depend on several large clients, and the loss of one or more of these clients, or a significant decrease in total revenues from any of these clients, could significantly reduce our revenue and income.

    Historically, a substantial portion of our revenues has come from a limited number of clients. For example, for the year ended December 31, 1999, our largest client accounted for approximately 38% of our total revenues, and for the year ended December 31, 2000, our four largest clients accounted for approximately 61% of our total revenues. In the quarter ended March 31, 2000, our two largest clients accounted for 47% of our total revenues, while in the first quarter of 2001 our four largest clients accounted for 69% of our total revenues. We have a number of significant revenue contracts with these customers. These contracts expire on various dates between November 2000 and March 2005. If we lose one or more large clients, or if one or more of our large clients reduces the services they purchase from us and we fail to add new clients, our revenues could decline and our results of operations would suffer.

Our clients may fail to pay or be unable to pay their obligations to us in a timely manner or at all.

    Some of our clients may have limited operating histories and may have inadequate financial resources to meet all of their obligations. We have recorded substantial bad debt expense during the year ended December 31, 1999 and the quarter ended March 31, 2001 primarily in connection with the failure by certain clients to pay their bills. Although we continue to improve our credit approval process, if other clients are unable to meet their obligations to us, we may incur additional bad debt expenses, which could harm our cash flows and results of operations.

The regulatory framework under which we operate and new regulatory requirements or new interpretations of existing regulatory requirements could require substantial time and resources for compliance, which could make it difficult for us to operate our business.

    Our communications services are subject to both federal and state regulation. In providing our interstate and international communications services, we must comply with federal telecommunications laws and regulations prescribed by the FCC. At the state level, we are subject to state laws and to regulation by state public utility commissions. As we expand internationally, we will also become subject to regulation by foreign authorities and, in some markets, supra-national authorities, such as the European Union.

    These laws and regulations are subject to frequent changes and different interpretations, and therefore, it is difficult for us to assess the impact of these factors on our operations. The current domestic and international trend is toward deregulation of telecommunications and Internet services. However, we cannot be certain that this trend will continue, and it is possible that changes in regulatory policies could limit our ability to compete in some markets. The implementation, modification, interpretation and enforcement of laws and regulations vary and can limit our ability to provide many of our services.

    We have been required to obtain authorization from the FCC and many state public utilities commissions to offer particular types of telecommunications services. Pursuant to these authorizations, we have to comply with a variety of regulatory obligations on an ongoing basis. We cannot assure you that the FCC or state commissions will grant us required authority (or do so in a timely manner), or refrain from taking action against us if we are found to have violated any requirements of their rules. If authority is not obtained or if our schedules of prices, terms, and conditions are not filed, or are not updated, or otherwise do not fully comply with the rules of the FCC or state regulatory agencies, third parties or regulators could challenge our ability to offer our services. Such challenges could cause us to incur substantial legal and administrative expenses.

Required regulatory approvals may interfere with or delay corporate transactions.

    As a regulated company, we are required to obtain the approval of the FCC and certain state regulators before engaging in certain types of transactions, including mergers, acquisitions of other regulated companies, sales of all or substantial parts of our business, issuance of stock, and incurrence of debt obligations. The particular types of transactions that require approval differ in each jurisdiction. In several states, any transaction that results in a transfer of 10% or more of our voting stock may require prior approval. If we cannot obtain the required approvals, or if we encounter substantial delays in obtaining them, we may not be able to enter into transactions on favorable terms and our flexibility in operating our business will be limited. If our flexibility is limited, we may not be able to optimize our operating results.

Telecommunications regulations of other countries may restrict our operations.

    We will be subject to the regulatory regimes in each of the countries in which we conduct business. Local regulations range from permissive to restrictive, depending upon the country. Changes to existing regulations of foreign countries may decrease the opportunities that are available for us to enter into those markets, or may increase our legal, administrative or operational costs, or may constrain our activities in other ways that we cannot necessarily anticipate. Any of these developments could impair our efforts to develop foreign operations.

We expect to incur operational and management inefficiencies when we acquire new businesses.

    Part of our expansion strategy includes acquiring businesses and technologies that we believe will complement our existing business. For example, in 1999 we acquired two companies, in July 2000 we completed our third acquisition, and we may acquire additional companies in the future. These acquisitions will likely involve some or all of the following risks:

  •
  difficulty of assimilating acquired operations and personnel and information systems;

  •
  potential disruption of our ongoing business;

  •
  diversion of resources;

  •
  possible inability of management to maintain uniform standards, controls, procedures and policies;

  •
  possible difficulty of managing our growth;

  •
  risks of entering markets in which we have little experience; and

  •
  potential impairment of relationships with employees or clients.

    We may need to complete these transactions in order to remain competitive. We cannot be sure that we will be able to obtain required financing for these transactions or that these transactions will occur.

We expect to require additional third-party financing, and if we cannot obtain this financing on commercially reasonable terms, our ability to expand our business will suffer.

    Although we believe our existing cash balances will be sufficient to fund our business until we become self-funding through operations, our ability to meet our planned growth may require substantial cash resources. We expect that the anticipated expansion of our UTX facilities, construction of sixteen additional facilities in the year 2001 (at an estimated average cost of $500,000 to $2.0 million per facility), and our anticipated funding of negative cash flow from operating activities, will require substantial capital. In addition, part of our expansion strategy includes acquiring complementary businesses and technology, which may require us to raise additional funds. We do not expect to generate significant cash flow from operations in the near term. Accordingly, our ability to meet our additional future capital needs will depend upon our ability to renegotiate, extend or replace our credit facilities, obtain supplemental financing or raise additional capital. Additional debt financing may limit our financial and operating flexibility. We may not be able to renegotiate or replace our credit and equipment lease facilities on a timely basis, on acceptable terms or at all. Additional equity financing may not be available or may be dilutive to existing stockholders. If we are unable to obtain future financing when needed or on acceptable terms we may have to delay or abandon our development and expansion plans, which could materially adversely affect our growth and ability to compete.

We must expand our marketing and sales operations substantially to increase market awareness and sales of our services.

    Our services require a sophisticated sales effort that targets key people within our prospective clients' organizations. This sales effort requires the efforts of select personnel as well as specialized system and consulting engineers within our organization. We have recently expanded our sales force and plan to hire additional marketing and sales personnel, and system and consulting engineers, particularly individuals with experience in the telecommunications industry. Competition for these individuals is intense, and we may not be able to hire the number of qualified sales personnel and system and consulting engineers we need. In addition, we may substantially increase our budget as part of our marketing program. If we are unable to expand our marketing and sales operations, or our marketing efforts are not successful, we may not be able to increase market awareness or sales of our products and services, which may prevent us from achieving and maintaining profitability.

If we do not continue to expand our client support organization substantially, clients may significantly reduce purchases of our services.

    We recently hired a number of additional personnel for our client support organization and will need to continue to increase our staff to support new clients and the expanding needs of existing clients. Our client support organization is responsible for providing our clients with technical and operational support, and for identifying and developing opportunities to provide additional services to our existing clients. Competition for qualified client support personnel is intense because few people have the necessary level of technical skills and experience in telecommunications provisioning and network management. If we fail to further expand our client support organization, we may be limited in our ability to gain more business from existing clients, and we may be unable to obtain or maintain current information regarding our clients' and suppliers' communications networks, which could limit our ability to provision future circuits for our clients.

If we do not establish and maintain key client relationships, our revenues may decline.

    Our success will depend upon our ability to develop and manage key client relationships in order to generate additional revenues from existing clients. Our ability to develop and manage our client relationships depends on, among other things:

  •
  our ability to maintain the timeliness and quality of our services in facilitating the supply of circuits;

  •
  our ability to deliver our clients additional services, such as network monitoring, maintenance and troubleshooting services;

  •
  our ability to expand our client support organization with additional, qualified personnel; and

  •
  performance by the transport suppliers with whom we contract to provide circuits to our clients.

If we fail to establish and maintain these client relationships, our revenues may stagnate or decline. If we fail to manage expansion effectively, our ability to increase our services and client base could suffer.

    Our ability to successfully offer our services and implement our business plan in a rapidly evolving market requires effective planning and management. We continue to increase the scope of our operations and have substantially increased the number of our employees. At December 31, 1997, we had five employees while at March 31, 2001, we had 443 full-time employees. This growth has placed, and our anticipated growth in future operations will continue to place, a significant strain on our management systems and resources. We expect that we will need to continue to improve our financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. Furthermore, we expect that we will be required to manage multiple relationships with various clients, suppliers and other third parties. We cannot be sure that we will be able to manage our expansion effectively.

If we fail to successfully complete the implementation of our management information systems, we may not be able to operate or manage our business effectively.

    We are in the process of augmenting our management information systems to facilitate management of client orders, client service, billing and financial applications. Our ability to manage our business could be harmed if we fail to successfully and promptly:

  •
  implement all applications of our management information systems;

  •
  integrate all the client records and the billing, ordering, inventory, management, accounting and other financial information systems of the businesses we have acquired or may acquire into our management information systems;

  •
  identify all of our information and processing needs;

  •
  repair "bugs" and design defects that may exist in our management information systems;

  •
  implement a wide area network connecting our main offices and our UTX facilities in different geographic locations; or

  •
  maintain and upgrade our management information systems as necessary.

    In addition, our ability to efficiently operate our business could suffer if the software which runs our information systems malfunctions.

We depend on our key personnel to manage our business effectively in a rapidly changing market, and our ability to generate revenues will suffer if we are unable to retain our key personnel and hire additional personnel.

    Our future success depends upon the continued services of our executive officers and other key sales, marketing and support personnel. We do not have "key person" life insurance policies covering any of our employees. In addition, we depend on the ability of a relatively new management team to effectively execute our strategies. We recently hired several of our key employees. Because some members of our management team have worked together only for a short period of time, we need to integrate these officers into our operations.

    We believe our success depends, in large part, upon our ability to attract and retain our key employees. Competition for these persons is intense, especially in the communications provisioning area. In particular, we have experienced difficulty in hiring qualified network engineers, and we may not be successful in attracting and retaining these individuals. The loss of the services of any of our key employees, the inability to attract or retain qualified personnel in the future, or delays in hiring required personnel could limit our ability to generate revenues.

Because we have no patented technology and have limited ability to protect our proprietary information, competitors may more easily enter our market and harm our ability to generate revenues.

    We have no patented technology that would preclude or inhibit competitors from entering our market. We rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect our intellectual property. We have applied for registration of certain of our service marks in the United States and in other countries, and have obtained a registration for one of our service marks in Switzerland. Even if additional registrations are granted, we may be limited in the scope of services for which we may exclusively use our service marks. We enter into confidentiality agreements with our employees, consultants and partners, and we control access to, and distribution of, our proprietary information. Our intellectual property may be misappropriated or a third party may independently develop similar intellectual property. Moreover, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. Unauthorized use of any of our proprietary information could expose us to competition, which would harm our ability to attract new and existing clients and generate revenues.

Certain stockholders will continue to have substantial control over Universal Access, Inc. and could delay or prevent a change in corporate control.

    Internet Capital Group, Inc., funds affiliated with ComVentures and other stockholders, directors and officers, in the aggregate, beneficially own approximately 53% of our outstanding common stock. These stockholders, acting alone or together, would be able to influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Provisions of our charter documents may have anti-takeover effects that could prevent a change in corporate control.

    Provisions of our amended and restated certificate of incorporation, bylaws, and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be a benefit to our stockholders.

There may be sales of a substantial amount of our common stock that could cause our stock price to fall.

    Our current stockholders hold a substantial number of shares of our common stock, substantially all of which they are able to sell in the public market. Sales of a substantial number of shares of our common stock or market expectations that these sales may occur could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise necessary capital to issue additional common stock.

We expect to experience volatility in the trading of our stock, which could negatively affect its value.

    The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

  •
  quarterly variations in operating results;

  •
  changes in financial estimates by securities analysts;

  •
  changes in market valuations of Internet-related companies;

  •
  announcements by us or our competitors of new products and services or of significant acquisitions, strategic partnerships or joint ventures;

  •
  any loss of a major customer;

  •
  additions or departures of key personnel;

  •
  any deviations in net revenues or in losses from levels expected by securities analysts;

  •
  future sales of common stock; and

  •
  volume fluctuations, which are particularly common among highly volatile securities of Internet-related companies.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth Universal Access, Inc.'s consolidated ratios of earnings to fixed charges for the periods indicated.

    For purposes of the ratio of earnings to fixed charges, "earnings" represent income from continuing operations before income taxes plus fixed charges. "Fixed charges" represent interest expense plus that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense plus distributions on redeemable capital securities. As of the date of this prospectus, we have no preferred stock outstanding.

	Inception through December 31,	Year Ended December 31,			Three Months Ended March 31,
	1997	1998	1999	2000	2001
	(In thousands, except ratio)
Ratio of earnings to fixed charges	—	—	—	—	—
Deficiency of earnings to cover fixed charges	$(170)	$(1,998)	$(19,653)	$(46,537)	$(14,999)

USE OF PROCEEDS

    Except as we may specifically state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of debt, capital expenditures and possible acquisitions.

SELECTED FINANCIAL DATA

    The selected consolidated financial data set forth below should be read in conjunction with our financial statements and the notes to our financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations", incorporated by reference to our Annual Report on Form 10-K. The consolidated statement of operations data for the years ended December 31, 1998, 1999 and 2000, and the consolidated balance sheet data as of December 31, 1999 and 2000 are derived from the audited financial statements incorporated by reference to our Annual Report on Form 10-K. The consolidated statement of operations data for the period from inception through December 31, 1997, and the consolidated balance sheet data as of December 31, 1997 and 1998 are derived from audited financial statements not incorporated by reference in this Prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

	Inception through December 31	Years Ended December 31,
	1997	1998	1999	2000
	(In thousands, except per share data)
Statement of operations data:
Total revenues	$77	$1,629	$14,259	$51,122

Operating expenses:
Cost of circuit access	66	1,256	12,021	37,991
Operations and administration (excluding stock option plan compensation)	180	1,516	13,494	60,037
Operations and administration (stock option plan compensation)	—	689	8,146	3,127
Depreciation and amortization	—	47	942	5,027

Total operating expenses	246	3,508	34,603	106,182

Operating loss	(169)	(1,879)	(20,344)	(55,060)

Other income (expense):
Interest expense	(1)	(27)	(81)	(510)
Interest income	—	8	739	8,682
Gail (loss) on foreign exchange	—	—	—	29
Other expense	—	(100)	33	322

Total other income (expense)	(1)	(119)	691	8,523

Net loss	(170)	(1,998)	(19,653)	(46,537)
Accretion and dividends on redeemable and nonredeemable cumulative convertible preferred stock	—	(28)	(10,207)	—

Net loss applicable to common stockholders	$(170)	$(2,026)	$(29,860)	$(46,537)

Basic and diluted net loss per share	$(0.01)	$(0.07)	$(0.96)	$(0.60)
Shares used in computing basic and diluted net loss per share	23,799	29,063	31,142	77,830
Balance sheet data:
Cash	$1	$844	$38,024	$56,931
Working capital	(35)	(562)	33,337	80,473
Total assets	100	1,969	64,265	227,022
Total long-term debt, net of current portion	—	149	2,369	1,153
Total stockholders' equity (deficit)	(34)	(1,282)	52,042	177,362

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

    This section outlines some of the provisions of the indentures and the debt securities. This information may not be complete in all respects and is qualified entirely by reference to the indentures under which the debt securities are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in the prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms presented below.

Debt Securities May Be Senior or Subordinated

    We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

    The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

    The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinated in right of payment to all of our "senior debt", as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness although the terms of any specific series of senior debt securities or subordinated debt securities may do so, as described in the prospectus supplement.

    When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

    The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and a trustee that we will select.

    The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "Events of Default"; and

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

    When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

    Neither indenture limits the aggregate amounts of debt securities that we may issue or the number of series or the aggregate amount of any particular series although the terms of any specific series of senior debt securities or subordinated debt securities may do so, as described in the prospectus supplement.

    The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by New York law. The indentures are exhibits to our registration statement. See "Where You May Find Additional Information" for information on how to obtain a copy.

This Section Is Only a Summary

    Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. In this summary, we describe only the more important terms of the indentures. We also include references in parentheses to some sections and articles of the indentures. Whenever we refer to particular sections, articles or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections, articles or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities in the prospectus supplement.

Specific Terms of a Series of Debt Securities

    The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.

    We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as well as composite currencies or composite currency units, as described in more detail in the prospectus supplement relating to any of these types of debt securities.

    The prospectus supplement relating to a series of debt securities will specify whether the securities are senior or subordinated debt securities and will describe the following terms of the series (Section 301):

  •
  the title of the series;

  •
  any limit on the aggregate principal amount of the series;

  •
  the manner in which we will pay interest on the debt securities;

  •
  the date or dates on which we will pay the principal of the debt securities;

  •
  the rate per annum, which may be fixed or variable, at which the debt securities will bear interest, and the date from which that interest will accrue;

  •
  the dates on which interest will be payable and the regular record dates for the interest payment dates;

  •
  any mandatory or optional sinking funds or analogous provisions, or provisions for redemption at the option of the holder;

  •
  any redemption provisions, including redemption prices;

  •
  the denominations in which debt securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the currency of payment of the debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  •
  if payments are to be made, at your option or ours, in a different currency, how the amount and manner of these payments will be determined;

  •
  any index used to determine the amount payable in respect of the debt securities;

  •
  if other than 100%, the portion of the principal amount that shall be payable upon acceleration of maturity following an event of default;

  •
  whether the provisions described under "Defeasance and Discharge" apply to the debt securities;

  •
  any right to convert the series into shares of our common stock or other securities or property;

  •
  whether the debt securities will be issuable in the form of a global security, the depository with respect to the debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

  •
  any change to the events of default that apply to the debt securities and any change in the rights of the trustee or holders to declare the principal amount due and payable following an event of default;

  •
  any covenants applicable to the series; and

  •
  any other special features of the debt securities.

    Special U.S. Federal income tax considerations may apply to a series of debt securities issued as original issue discount securities. These tax considerations will be discussed in the related prospectus supplement. In addition, if any special U.S. Federal income tax considerations apply to a series of debt securities denominated in a currency or currency unit other than U.S. dollars, the related prospectus supplement will describe those considerations.

Conversion Rights

    If debt securities of any series are convertible into our common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion. (Article Fourteen)

Subordination of Subordinated Debt Securities

    Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all our senior debt, including all debt securities we have issued and will issue under the senior debt indenture.

    The subordinated debt indenture defines "senior debt" as all indebtedness and other payment obligations of Universal Access relating to its debt, as defined below, including:

  •
  overdraft obligations;

  •
  obligations under foreign exchange contracts and currency exchange agreements;

  •
  letters of credit;

  •
  bankers' acceptances;

  •
  interest rate protection agreements; and

  •
  any loans or advances from banks;

whether or not evidenced by notes or similar instruments and whether existing now or in the future. All amendments, renewals, extensions, modifications and refundings of these obligations will also be included in senior debt. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

    As defined in the subordinated debt indenture, "debt" means:

  •
  every obligation for borrowed money;

  •
  every obligation evidenced by bonds, debentures, notes, or other similar instruments;

  •
  every reimbursement obligation under letters of credit, bankers' acceptances or similar facilities;

  •
  every obligation issued or assumed as the deferred purchase price of property or services, excluding payment obligations arising in the ordinary course of business;

  •
  the redemption or repayment price of any redeemable stock;

  •
  every obligation to pay rent or other payment amounts under any sale and leaseback transaction involving a principal property (as defined under "Covenants in the Senior Debt Indenture—Definitions Used in the Convenants" below); and

  •
  every obligation listed above incurred by another person, or payment of dividends by another person, the payment of which is guaranteed by Universal Access.

    The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings involving Universal Access (Section 1502, subordinated debt indenture);

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity (Section 1503, subordinated debt indenture); or

  •
  in the event of a default in any payment with respect to senior debt, or any event of default relating to any senior debt that would permit the acceleration of its maturity, or if any judicial proceeding is pending in respect of any default of this kind (Section 1504, subordinated debt indenture).

    For the purposes of the subordination provisions, the payment of cash or delivery of property or securities upon conversion of a subordinated debt security (excluding delivery of our common stock and certain of our subordinated securities) will be deemed a repayment of the principal of that subordinated debt security.

Legal Ownership

  Street Name and Other Indirect Holders

    Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles debt securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if it were ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

  Direct Holders

    Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

  Global Securities

    What is a Global Security? A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders. We require that the global security be registered in the name of a financial institution we select.

    We also require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section "Legal Ownership and Book-Entry Issuance" below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

    Further details of legal ownership are discussed in the section "Legal Ownership and Book-Entry Issuance".

    In the remainder of this description "you" means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled "Street Name and Other Indirect Holders".

Overview of Remainder of This Description

    The remainder of this description summarizes:

  •
  Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

  •
  Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.

  •
  Covenants contained in the indentures that restrict our ability to incur liens and require us to perform various acts. A particular series of debt securities may have additional covenants.

  •
  Your rights if we default or experience other financial difficulties.

  •
  Our relationship with the trustee.

Additional Mechanics

  Exchange and Transfer

    Unless otherwise provided in the prospectus supplement, debt securities will have a minimum denomination of $1,000. You may have your debt securities divided into more debt securities of smaller denominations, but not below the minimum denomination, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

    You may exchange or transfer your debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305)

    You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a debt security will only be made if the security registrar is satisfied with your proof of ownership.

    If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

    If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

  Payment and Paying Agents

    We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

    We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

    Interest on global securities will be paid to the holder of the securities by wire transfer of same-day funds.

    Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

    Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

    We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

  Notices

    We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

    Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

  Mergers and Similar Events

    We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. We may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell or lease our assets, the other firm must be an entity that is organized under U.S. laws and must assume our obligations on the debt securities.

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under "Events of Default—What Is an Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us a notice of default or for our default having to continue for a specific period of time were disregarded.

  •
  It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We are obligated to limit these preferential rights on our property, called liens, as discussed later under "Covenants in the Senior Debt Indenture—Limitations on Liens". If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

  •
  We must deliver to the trustee an officers' certificate and an opinion of counsel confirming that the merger, sale or lease of assets or other transaction complies with the above conditions. (Section 801)

  Modification and Waiver

    There are three types of changes we can make to the indentures and the debt securities.

    Changes Requiring Your Approval.  First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair any conversion rights of your debt security;

  •
  impair your right to sue for payment;

  •
  in the case of subordinated debt securities, modify the subordination provisions in a manner adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with the indentures or to waive defaults;

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indentures; and

  •
  change our obligations with respect to payment of principal, premium, if any, and interest, sinking fund payments or conversion rights. (Section 902)

    Changes Requiring a Majority Approval.  The second type of change to the indentures and the debt securities is the kind that requires an approval by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category. Majority approval would be required for us to obtain a waiver of all or part of the covenants described under "Covenants in the Senior Debt Indenture" below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described above under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

    Changes Not Requiring Approval.  The third type of change does not require any approval by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

  Further Details Concerning Votes and Consents

    When seeking approval, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies or currency units, we will use the US dollar equivalent determined as described in the prospectus supplement.

  •
  Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under "Defeasance and Discharge". (Section 1302)

  •
  We will generally be entitled to set any day as a record date to determine the holders of outstanding debt securities that are entitled to vote or take other action under the indentures. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify, or as the trustee may specify if it set the record date. We may shorten or lengthen, but not beyond 180 days, this period from time to time. (Section 104)

    Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Defeasance and Discharge

    The following discussion of full defeasance and discharge will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will say so in the prospectus supplement. (Section 1301)

    The indentures provide that if we choose to have the defeasance and discharge provision (Section 1302) applied to the debt securities, we can legally release ourselves from any payment or other obligations on the debt securities, except for the ministerial obligations described below, if we put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make any interest, premium, principal or other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that we received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in U.S. federal income tax law, and, in either case, under then current U.S. law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

    In addition, the subordinated debt indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated debt indenture will become ineffective.

    However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Covenant Defeasance

    The indentures also allow us to choose whether covenant defeasance will apply to any series of debt securities. If we do so choose, we will say so in the prospectus supplement.

    The indentures provide that if we choose to have the covenant defeasance provision (Section 1303) applied to any debt securities, we need not comply with the restrictions described above under "Covenants", in the third bullet point under "Mergers and Similar Events" and, in the case of the subordinated debt indenture, the provisions relating to subordination. In addition, covenant defeasance would also render ineffective any event of default provisions relating to restrictive covenants. These provisions are discussed below under "Events of Default". Any of our other obligations affected by covenant defeasance will be specified in the prospectus supplement.

    In order to exercise the covenant defeasance option, we must put into place the same deposit in trust and opinion delivery arrangements as discussed above under "Defeasance and Discharge".

Events of Default

    You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

    What Is an Event of Default? The term "event of default" means any of the following:

  •
  We fail to pay the principal or any premium on a debt security on the due date.

  •
  We fail to pay interest on a debt security within 30 days from the relevant due date.

  •
  We do not deposit any sinking fund payment on its due date.

  •
  We remain in breach of specified covenants in the indentures for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by the trustee or by holders of at least 25% in principal amount of the relevant series of debt securities.

  •
  Either we or any of our subsidiaries default under any indebtedness for money borrowed if (A) that default either (1) results from the failure to pay the principal of that indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal of that indebtedness at its stated maturity and results in that indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, (B) the principal amount of that indebtedness, together with the principal amount of any other indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $5,000,000 or more at any one time outstanding and (C) that indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture.

  •
  A court enters a decree of bankruptcy, insolvency or reorganization against us.

  •
  We file voluntary proceedings under bankruptcy, insolvency or reorganization laws.

  •
  Any other event of default described in the prospectus supplement occurs. (Section 501)

    Remedies If an Event of Default Occurs.  If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing other actions under the indentures. (Section 512)

    Before you bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  No inconsistent direction must have been given to the trustee during the 60-day period from the holders of a majority in principal amount of the outstanding debt securities of the relevant series.

    Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

    We will furnish to the trustee every year a written statement from some of our designated officers certifying that, to their knowledge, we are in compliance with the indentures and the debt securities, or else specifying any default. (Section 1004)

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

    This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our restated certificate of incorporation, as amended with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our restated certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

    Our certificate of incorporation authorizes us to issue 20,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors.

    Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

  •
  the number of shares to be included in the series;

  •
  the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

  •
  the redemption price, if any, and the terms and conditions of redemption;

  •
  any sinking fund provisions for the purchase or redemption of the series;

  •
  if the series is convertible, the terms and conditions of conversion;

  •
  the amounts payable to holders upon our liquidation, dissolution or winding up; and

  •
  any other rights, preferences and limitations relating to the series.

    The board's ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

    No shares of our preferred stock are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

    The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

    The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

  •
  the designations and stated value per share;

  •
  the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the initial public offering price at which the preferred stock will be issued;

  •
  the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights; and

  •
  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

    Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our restated certificate of incorporation so permits.

Dividends

    Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the prospectus supplement.

Convertibility

    Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

    The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the prospectus supplement.

Liquidation

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Universal Access, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

    The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion. This voting right, however, will, unless otherwise specified in a prospectus supplement, apply to all series of preferred stock in the aggregate and not to each series if more than one series is outstanding.

    Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

  •
  increase or decrease the aggregate number of authorized shares of that series;

  •
  increase or decrease the par value of the shares of that series; or

  •
  alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

    The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

  •
  as discussed above or in the prospectus supplement;

  •
  as provided in our restated certificate of incorporation and in the certificate of designations; and

  •
  as otherwise required by law.

Transfer Agent

    The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

    The following summary description of our common stock is based on the provisions of our restated certificate of incorporation and by-laws and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our restated certificate of incorporation, by-laws and the Delaware General Corporation Law. For information on how to obtain copies of our restated certificate of incorporation and by-laws, see "Where You May Find Additional Information".

    We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized Capital

    We currently have authority to issue 1,000,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2001, 91,733,373 shares of our common stock were issued and outstanding.

Voting Rights

    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

Dividend and Liquidation Rights

    The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Universal Access. Upon liquidation, dissolution or winding up of Universal Access, the holders of our common stock are entitled to receive pro rata the assets of Universal Access which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Share Purchase Rights Plan

    We have adopted a preferred share purchase rights plan. Under the rights plan, we will issue one right to purchase one one-hundredth of a share of a series of our preferred stock with respect to each share of common stock that is issued. However, rights issued under the rights plan will not be exercisable initially. The rights will trade with our common stock and no certificates will be issued until certain triggering events occur. The rights plan has a 10-year term expiring September 1, 2010, but our board of directors may redeem the rights at any time prior to five days following the date a person or group reaches the acquisition threshold described below. Rights issued under the plan will be exercisable only if a person or group acquires 15% or more of our stock or announce a tender offer for 15% or more of our common stock. If a person or group acquires 15% or more of our common stock, all rightholders except the buyer will be entitled to acquire our common stock at a discount and under certain circumstances to purchase shares of the acquiring company at a discount. The rights plan contains an exception that allows certain existing investors to maintain their ownership interest without the rights becoming exercisable.

Statutory and Charter/Bylaws Provisions Affecting Business Combinations

    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. This statute prohibits a publicly held Delaware corporation like us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the stockholder became an interested stockholder, unless:

  •
  prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by directors who are also officers and by certain employee stock plans; or

  •
  on or after the date the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of our outstanding voting stock, excluding the stock owned by the interested stockholder.

    A "business combination" includes a merger or consolidation, asset sale or other transaction resulting, directly or indirectly, in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than us and any direct or indirect majority owned subsidiary of ours, who (a) is the owner of 15% or more of any class of our outstanding voting stock or (b) is an affiliate or associate of ours and was the owner of 15% or more of any class of our outstanding voting stock at any time within the preceding three years including the affiliates or associates of that person.

    Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation.

    Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or certain of our officers. Our certificate of incorporation and bylaws also provide that, beginning upon the closing of this offering, our board of directors will be divided into three classes, with each class serving staggered three-year terms, and that certain amendments of the certificate of incorporation and of the bylaws require the approval of holders of at least 66?% of the voting power of all outstanding stock. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Universal Access.

Transfer Agent and Registrar

    The transfer agent and registrar for our common stock is Norwest Shareholder Services.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

    This section outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Fractional Shares of Preferred Stock

    We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the prospectus supplement.

Deposit Agreement

    The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

    Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depository shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

    If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

    Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

Withdrawal of Stock

    Upon surrender of depositary receipts at the depositary's office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the holder delivers depositary receipts evidencing a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

    The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the prospectus supplement.

Voting

    Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

    We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. We or the depositary may terminate a deposit agreement only if:

  •
  we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

  •
  all preferred stock of the relevant series has been withdrawn; or

  •
  there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

    We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

    Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

    Neither the depositary nor Universal Access will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Universal Access and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

    Universal Access, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See "Legal Ownership and Book-Entry Issuance".

Resignation and Removal of Depositary

    A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

  •
  be appointed within 60 days after delivery of the notice of resignation or removal;

  •
  be a bank or trust company having its principal office in the United States; and

  •
  have a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS WE MAY OFFER

    This section outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

    We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

    Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000.

Issuance in Series

    The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

  •
  the offering price;

  •
  the currency for which the warrants may be purchased;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

  •
  the date on which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the price for purchasing those debt securities;

  •
  in the case of warrants to purchase preferred stock, common stock or depositary shares, the number of shares of preferred stock or common stock or the number of depositary shares, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

  •
  in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  material U.S. Federal income tax consequences of holding or exercising those warrants;

  •
  the terms of the securities issuable upon exercise of those warrants; and

  •
  any other terms of the warrants.

    Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent's corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

    Each warrant will entitle the holder to purchase the securities specified in the prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under "Legal Ownership and Book-Entry Issuance", by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificates are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

    If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

    In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

  •
  the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

  •
  the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

  •
  any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

  •
  any other events mentioned in the prospectus supplement.

    No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

    We and any warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholders' consent, for the purpose of:

  •
  curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

  •
  evidencing the succession of another corporation to us and its assumption of our covenants contained in the warrant agreement and the warrants;

  •
  appointing a successor depository, if the warrants are issued in the form of global securities;

  •
  evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

  •
  adding to our covenants for the warrantholders' benefit or surrendering any right or power we have under the warrant agreement;

  •
  issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

  •
  amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders' interests in any material respect.

    We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants affected by such amendment, for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the warrantholders' rights. However, no such amendment that:

  •
  reduces the number or amount of securities receivable upon warrant exercise;

  •
  shortens the time period during which the warrants may be exercised;

  •
  otherwise adversely affects the exercise rights of warrantholders in any material respect; or

  •
  reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

    Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation, provided that:

  •
  either we are the continuing corporation, or the corporation formed by or resulting from the consolidation or merger or that receives the assets must be organized under U.S. law and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreements; and

  •
  we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

    Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent's consent or consent of any other warrantholder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

    We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

    Universal Access, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See "Legal Ownership and Book-Entry Issuance".

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

    This section outlines some of the provisions of the stock purchase contracts, the purchase contract agreement and the pledge agreement. This information may not be complete in all respects and is qualified entirely by reference to the purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

    Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

Pledged Securities and Pledge Agreement

    The securities related to the stock purchase contracts will be pledged to a collateral agent for our benefit pursuant to the pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to the security interest created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

    Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

    The prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

    This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

    We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

    The prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

    The provisions described in this section, as well as those described under "Description of Debt Securities We May Offer", "Description of Preferred Stock We May Offer", "Description of Common Stock We May Offer", "Description of Warrants We May Offer" and "Description of Stock Purchase Contracts We May Offer" will apply to each unit and to any debt security, preferred stock, common stock, warrant or stock purchase contract included in each unit, respectively.

Issuance in Series

    We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement.

Unit Agreements

    We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

    The following provision will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

  Enforcement of Rights

    The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

    Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

    Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

  Modification Without Consent of Holders

    We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

  Modification With Consent of Holders

    We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

    Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

    In each case, the required approval must be given by written consent.

  Unit Agreements Will Not Be Qualified Under Trust Indenture Act

    No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

    Universal Access, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership and Book-Entry Issuance".

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

    Unless otherwise mentioned in the prospectus supplement, securities will be issued in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise mentioned in the prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as mentioned below or in the prospectus supplement. Unless definitive securities are issued under the limited circumstances described below,

  •
  all references in this prospectus to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants; and

  •
  all references to payments and notices to holders refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

    DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended, and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, warrant agent or unit agent as registered holders of the securities entitled to the benefits of our restated certificate of incorporation and/or the applicable indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

    Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

    Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

    DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under its certificate of incorporation or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement or unit agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

    Unless otherwise mentioned in the prospect supplement, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when it is required to be so registered;

  •
  We execute and deliver to the relevant registrar, transfer agent, trustee, depositary, warrant agent and/or unit agent an order complying with the requirements of our restated certificate of incorporation and by laws or the relevant indenture, deposit agreement, warrant agreement, purchase contract agreement and/or unit agreement that this global security shall be so exchangeable; or

  •
  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

In these circumstances, the global security will be exchangeable for securities registered in the names that DTC directs.

    DTC will generally not be required to notify its participants of the availability of definitive securities. When DTC surrenders the global security and delivers instructions for re-registration, the registrar, transfer agent, trustee, depositary, warrant agent or unit agent, as the case may be, will reissue the securities as definitive securities.

    Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

    None of Universal Access, the trustees, any registrar and transfer agent, any depositary, any warrant agent, any purchase contract agent or any unit agent, or any of their agents, will have any responsibility for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

SELLING STOCKHOLDERS

    The following table sets forth the number of shares beneficially owned by each of the selling stockholders listed below as of March 31, 2001. None of the selling stockholders has committed to sell any shares under this prospectus. Any material relationship between a selling stockholder that is offering and selling shares and us within the past three years will be described in a supplement to this prospectus or a document incorporated herein by reference. No estimate can be given as to the amount of our common stock that will be beneficially owned by any selling stockholders after completion of this offering because the selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

NAME OF SELLING STOCKHOLDERS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING SHARES
Entities Affiliated with
Internet Capital Group(2)	20,644,122	23.36%
435 Devon Park Drive
Building 600
Wayne, PA 19087
[Others]

PLAN OF DISTRIBUTION

    We and the selling stockholders may sell securities to or through underwriters and may also sell securities directly to other purchasers or through agents or through any combination of these methods.

    The securities may be distributed from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

    In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

    Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act.

    The prospectus supplement will identify the underwriters or agents and will describe the compensation they receive from us. Under agreements entered into by us for the purchase or sale of securities, these underwriters and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

    If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions;

but in all cases we must approve these institutions. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

VALIDITY OF SECURITIES

    The validity of any securities offered under this prospectus will be passed upon for us by Sullivan & Cromwell, Palo Alto, California.

EXPERTS

    The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Universal Access, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU MAY FIND ADDITIONAL INFORMATION

    Universal Access, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006 on which our common stock is quoted.

    We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Universal Access, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

    The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

    Universal Access, Inc. incorporates by reference into this prospectus the following documents filed with the SEC (File No. 000-28-559):

  (1)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  (2)
  Current Report on Form 8-K filed April 26, 2001; and

  (3)
  All documents filed by Universal Access, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

    We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of the filed documents referred to above, excluding exhibits, unless they are specifically incorporated by reference into those documents. You can request those documents from our Investor Relations Department at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone: 312-660-5000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The following is a statement of expenses, other than underwriting discounts and commissions (all of which are estimated other than the SEC registration fee), to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Estimated Amounts
Securities Act registration fee		$62,500
Trustee's fees and expenses		•
Transfer Agent's and Registrar's fees		•
Legal fees		•
Accounting fees and expenses		•
Warrant Agent's fees and expenses		•
Printing expenses		•
Miscellaneous		•

Total	$	•

Item 15.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

    Article VIII of Universal Access' Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Article VI of Universal Access' Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Universal Access if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Universal Access, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. Universal Access has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Universal Access' Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

    The Registrant also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 16.  Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities, Preferred Stock, Common Stock, Depositary Shares Warrants, Stock Purchase Contracts and Units*
3.1	Certificate of Incorporation of the Company**
3.1.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.***
3.2	Amended and Restated Bylaws of the Company**
4.1	Form of the Company's Common Stock certificate**
4.2	Form of Senior Debt Indenture*
4.3	Form of Subordinated Indenture*
4.4	Form of Deposit Agreement*
4.5	Form of Warrant Agreement*
4.6	Form of Purchase Contract Agreement*
4.7	Form of Unit Agreement****
4.8	Form of Pledge Agreement*
4.9	Form of certificate of designations for preferred stock*
4.10	Preferred Stock Rights Agreement, dated as of July 31, 2000, between Universal Access, Inc. and Wells Fargo, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively***
5	Opinion of Sullivan & Cromwell*
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sullivan & Cromwell (contained in Exhibit 5)
24	Powers of Attorney (included on pages II-4 and II-5)
25.1	Form T-1 Statements of Eligibility under the Trust Indenture Act of 1939****

*    To be filed by amendment

**   Incorporated by reference to the Registration Statement on Form S-1 (No. 333-93039)

***  Incorporated by reference to the Company's Registration Statement on Form 8-A filed August 9, 2000.

**** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)  Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Chicago, Illinois, on the 25th day of April, 2001.

UNIVERSAL ACCESS, INC. (REGISTRANT)
By:	/s/ ROBERT M. BROWN
Robert M. Brown Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Shutt, Robert M. Brown and Scott Fehlan, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and any exhibits thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 25, 2001.

Name	Title

/s/ PATRICK C. SHUTT Patrick C. Shutt	Chairman of the Board and Chief Executive Officer
/s/ ROBERT J. POMMER, JR. Robert J. Pommer, Jr.	President of Global Client Services and Director
/s/ PAOLO GUIDI Paolo Guidi	Director

/s/ CAROLYN KATZ Carolyn Katz	Director
/s/ KEVIN P. POWER Kevin P. Power	Director
/s/ JOSEPH L. SCHOCKEN Joseph L. Schocken	Director
/s/ JOHN F. SLEVIN John F. ("Jack") Slevin	Director
/s/ ROLAND A. VAN DER MEER Roland A. Van der Meer	Director
/s/ ROBERT M. BROWN Robert M. Brown	Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities, Preferred Stock, Common Stock, Depositary Shares Warrants, Stock Purchase Contracts and Units*
3.1	Certificate of Incorporation of the Company**
3.1.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.***
3.2	Amended and Restated Bylaws of the Company**
4.1	Form of the Company's Common Stock certificate**
4.2	Form of Senior Debt Indenture*
4.3	Form of Subordinated Indenture*
4.4	Form of Deposit Agreement*
4.5	Form of Warrant Agreement*
4.6	Form of Purchase Contract Agreement*
4.7	Form of Unit Agreement****
4.8	Form of Pledge Agreement*
4.9	Form of certificate of designations for preferred stock*
4.10	Preferred Stock Rights Agreement, dated as of July 31, 2000, between Universal Access, Inc. and Wells Fargo, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively***
5	Opinion of Sullivan & Cromwell*
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers
23.2	Consent of Sullivan & Cromwell (contained in Exhibit 5)
24	Powers of Attorney (included on pages II-4 and II-5)
25.1	Form T-1 Statements of Eligibility under the Trust Indenture Act of 1939****

*    To be filed by amendment

**   Incorporated by reference to the Registration Statement on Form S-1 (No. 333-93039)

***  Incorporated by reference to the Company's Registration Statement on Form 8-A filed August 9, 2000.

**** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
UNIVERSAL ACCESS, INC.
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
SELECTED FINANCIAL DATA
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF COMMON STOCK WE MAY OFFER
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU MAY FIND ADDITIONAL INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Item 15. Indemnification of Directors and Officers.
Item 16. Exhibits.
Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY